Exhibit 3.79

ARTICLES OF INCORPORATION FOR PROFIT

DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):
XXX	Business stock (15 Pa. C.S. § 1306)	Management (15 Pa. C.S. § 2702)
	Business-non stock (15 Pa. C.S. § 2102)	Professional (15 Pa. C.S. § 2903)
	Business-statutory close (15 Pa. C.S. § 2303)	Cooperative (15 Pa. C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is TC Services Holding Co., Inc.

2.	The (a) address of the corporations’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	6805 Route 202, New Hope, PA 18938, Bucks County
Number and Street City State Zip County

(b) c/o:
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: One Hundred (100) (other provision, if any, attach 8 1/2 ×11 sheet)

5.	The name and address, including street and number, if any, of each Incorporator is:

Name	Address

James M. Newsome	1635 Market Street, Philadelphia, PA 19103

Jennifer S. Ware	1635 Market Street, Philadelphia, PA 19103

6. The specific effective date, if any, is
	month	day	year	hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.	Statutory close corporation only: Neither the corporation not any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” with the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.)

DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev 90)-2

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is

IN TESTIMONY WHEREOF, incorporator(s) has (have) signed these Articles of Incorporation this 1st day of March, 2000.

/s/ James M. Newsome	/s/ Jennifer S. Ware
(Signature)	(Signature)
James M. Newsome	Jennifer S. Ware

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

☒	Domestic Business Corporation (§ 1507)
☐	Foreign Business Corporation (§ 4144)
☐	Domestic Nonprofit Corporation (§ 5507)
☐	Foreign Nonprofit Corporation (§ 6144)
☐	Domestic Limited Partnership (§ 8506)

Name	Document will be returned to the name and address you enter to the left
Address CT - COUNTER	ï

City State Zip Code 8035613 - SOPA393

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name is:

TC Services Holding Co., Inc.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County
6805 Rt. 202	New Hope	PA	18938	Bucks

(b) Name of Commercial Registered Office Provider				County

c/o:

3.	Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o:	C T Corporation System	Dauphin
Name of Commercial Registered Office Provider		County

DSCB: 15-1507/4144/5507/6144/8506-2

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement of Change of Registered Office to be signed by a duly authorized officer thereof this

28th day of December, 2010.

TC Services Holding Co., Inc.
Name of Corporation/Limited Partnership

Signature

Secretary
Title